                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in Registration Statements Nos. 333-24473 and 333-29353 of West TeleServices Corporation and subsidiaries on Form S-8 of our reports dated February 1, 2000, appearing in the Annual Report on Form 10-K of West TeleServices Corporation and subsidiaries for the year ended December 31, 1999.


/S/ DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 15, 2000